Exhibit 1.1

EXECUTED COPY

ACTUANT CORPORATION

(a Wisconsin corporation)

2,500,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: December 21, 2004

SCHEDULES

Schedule A – List of Underwriters	Sch A-1
Schedule B – Pricing Information	Sch B-1
Schedule C – List of Subject Subsidiaries	Sch C-1
Schedule D – List of Persons Subject to Lock-up	Sch D-1

EXHIBITS

Exhibit A – Form of Opinion of McDermott Will & Emery	A-1
Exhibit B – Form of Opinion of Quarles & Brady LLP	B-1
Exhibit C – Form of Lock-up Agreement	C-1

i

ACTUANT CORPORATION

(a Wisconsin corporation)

2,500,000 Shares of Class A Common Stock

(Par Value $.20 Per Share)

UNDERWRITING AGREEMENT

December 21, 2004

Wachovia Capital Markets, LLC

As Representative of the Several Underwriters

7 St. Paul Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

Actuant Corporation, a Wisconsin corporation (the “Company”), confirms its agreement with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.20 per share, of the Company (“Common Stock”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 375,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-47493) and, if applicable, one or more amendments thereto covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, including the exhibits thereto, the schedules thereto, if any, and all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended (if applicable) at the time it became effective, is herein called the “Registration Statement.” Any related registration statement filed by the Company pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) a prospectus supplement relating to the Securities (the “Prospectus Supplement”), together with the related prospectus dated January 27, 1999 (the “Base Prospectus”), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are hereinafter referred to, collectively, as the “Prospectus.” Each prospectus supplement relating to the Securities used prior to the date of this Agreement, together with the Base Prospectus and all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3, are hereinafter referred to, collectively, as a “preliminary prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

The Company has entered into a Stock Purchase Agreement dated as of November 18, 2004 (as heretofore amended or supplemented, if applicable, and as may hereafter be amended or supplemented from time to time and including all exhibits, schedules and attachments thereto, the “KCI Acquisition Agreement”), between the Company, Key Components, Inc., a New York Corporation (“KCI”), and the shareholders of KCI party thereto pursuant to which the Company will acquire, directly or through one or more wholly-owned subsidiaries, all of the outstanding capital stock of KCI and KCI will become a wholly-owned subsidiary of the Company (collectively, the “KCI Acquisition”). The holders of the outstanding shares of capital stock of KCI are hereinafter called, collectively, the “KCI Stockholders” and, individually, a “KCI Stockholder”. Unless otherwise expressly stated, all references in this Agreement to “subsidiaries” of the Company (and all similar references) shall, in the case of any representation or warranty made or deemed to have been made as of the Closing Time or Closing Date referred to in Section 2(c) hereof or at any time thereafter (including, but not limited to, each Date of Delivery (if any) referred to in Section 2(b) hereof), include, without limitation, KCI and its subsidiaries.

The Company has, prior to the date of this Agreement, entered into a Credit Agreement dated as of February 19, 2004 among the Company, Bank One, NA (predecessor to JPMorgan Chase Bank, N.A.), as administrative agent, Wachovia Bank, National Association and U.S. Bank, National Association, as syndication agents, the other agents party thereto and the lenders party thereto (the “Existing Credit Agreement,” which term includes all amendments, supplements and consents thereto and all guarantees, pledge agreements, mortgages, security agreements and other instruments and agreements entered into in connection therewith or pursuant thereto).

In connection with the KCI Acquisition, the Company will enter into an amendment and restatement of the Existing Credit Agreement (the Existing Credit Agreement, as so amended and restated and including all amendments, supplements and consents thereto and all guarantees, pledge agreements, mortgages, security agreements and other instruments or agreements entered into in connection therewith or pursuant thereto, is hereinafter called the “New Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, Wachovia Bank, National Association and U.S. Bank, National Association as syndication agents, the other agents party thereto and the lenders from time to time party thereto.

The purchase of the Securities by the several Underwriters pursuant to this Agreement is conditioned upon, among other things, the prior or concurrent effectiveness of the New Credit Agreement and the prior or concurrent consummation of the KCI Acquisition.

As used in this Agreement,

(1) the term “Company Documents” means this Agreement, the KCI Acquisition Agreement, the Existing Credit Agreement and the New Credit Agreement;

(2) “Company Document” means any of the Company Documents;

(3) “KCLLC” means Key Components, LLC, a Delaware limited liability company and wholly-owned subsidiary of KCI;

(4) “KCFC” means Key Components Finance Corp., a Delaware corporation and wholly-owned subsidiary of KCI;

(5) “KCI Indenture” means the Indenture dated as of May 28, 1998, as amended and supplemented, among KCLLC, KCFC and United States Trust Company of New York, as trustee;

(6) “KCI Notes” means the 10½% Senior Notes due 2008 of KCLLC and KCFC issued under the KCI indenture;

(7) “KCI Credit Agreement” means, collectively, the Credit and Guaranty Agreement dated as of September 29, 2000, as amended, among KCLLC, Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent, and the other parties thereto, which term includes all amendments, supplements and consents thereto and all guarantees, pledge agreements, mortgages, security agreements and other instruments and agreements entered into in connection therewith or pursuant thereto;

(8) “Advisory Agreement” means the Advisory Agreement dated May 23, 2000 between KCI and Kelso & Company, L.P.;

(9) “Shareholders Agreement” means the Shareholders Agreement dated as of May 23, 2000, as amended, among KCI, Kelso Investment Associates VI L.P., KEP VI, LLC and the other parties thereto;

(10) “Escrow Agreement” means the Escrow Agreement dated May 23, 2000, as amended, among Kelso Investment Associates VI L.P., KEP VI, LLC, KCI and the other parties thereto;

(11) “Kelso” means Kelso & Company, L.P., Kelso Investment Associates VI L.P. and KEP VI, LLC, collectively, or any of the foregoing;

(12) “Management Agreement” means the Management Agreement dated May 28, 1998 between KCLLC and Milbrook Capital Management, Inc. (“Millbrook”);

(13) “Convertible Indenture” means the Indenture dated as of November 10, 2003 among the Company, the guarantors party thereto and U.S. Bank National Association;

(14) “Convertible Debentures” means the Company’s 2% Convertible Senior Subordinated Debentures due 2023;

(15) “Commercial Paper Agreements” means the Commercial Paper Placement Agreement dated March 5, 2004 between the Company and M&I Marshall and Isley, as placement agent, and any amendments thereto, and the Commercial Paper Agency Agreement dated as of March 26, 2004 between the Company and U.S. Bank, National Association, as placement agent, and any amendments thereto; or

(16) “Receivables Agreements” means the Receivables Sale Agreement dated as of May 30, 2001 among the Company, Del City Wire Co., Inc., GB Tools and Supplies, Inc., Versa Technologies, Inc., and Engineered Solutions, L.P., as amended, and the Receivables Purchase Agreement dated as of May 30, 2001 among Actuant Receivables Corporation, the Company, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A. as agent, as amended;

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, such preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Registration Statement and any Rule 462(b) Registration Statement has

become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement or the Prospectus (including, in each case, the documents incorporated or deemed to be incorporated by reference therein) has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at the time the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 (the “2004 10-K”) was filed with the Commission, at the date of this Agreement and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Wachovia expressly for use in the Registration Statement or Prospectus.

The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, and each preliminary prospectus and Prospectus filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each person who, as a director or officer of the Company, or attorney-in-fact of any such director or officer, signed the Registration Statement or any amendment thereto, or any power of attorney pursuant to which the Registration Statement or any such amendment was signed, was, at the respective times of such signing and delivery and at the time of filing thereof with the Commission, duly elected or appointed, qualified and acting as such director, officer or attorney-in-fact, as the case may be, and, if acting on behalf of the Company or any other person or entity (as attorney-in-fact or otherwise), was duly authorized to sign and deliver such document on behalf of the Company or such other person or entity, as the case may be; and the signatures of such persons appearing on such documents are the genuine signatures of such persons.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the time the Registration Statement became effective, at the time the 2004 10-K was filed with the Commission, at the date of this Agreement, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the relevant Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. PricewaterhouseCoopers LLP who certified certain financial statements and the supporting schedule or schedules, as the case may be, included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of KCI included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of KCI and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of KCI and its consolidated subsidiaries for the periods specified (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes); and all of such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The data appearing in the Prospectus under the captions “Prospectus Supplement Summary—Summary Consolidated Financial Data—Actuant” and “Selected Consolidated Financial Data for Actuant” present fairly the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus. The data appearing in the Prospectus under the captions “Prospectus Supplement Summary—Summary Consolidated Financial Data—KCI,” and “Selected Consolidated Financial Data for KCI” present fairly in all material respects the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of KCI included in the Registration Statement and the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; the historical financial data appearing in the unaudited pro forma condensed consolidated financial statements included in the Registration Statement and the Prospectus under the column captioned “Actuant” presents fairly the information shown therein and has been compiled on an accounting basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus; the historical financial data appearing in the unaudited pro forma condensed consolidated financial statements included in the Registration Statement and the Prospectus under the column captioned “KCI” presents fairly in all material respects the information shown therein and has been compiled on an accounting basis consistent with that of the audited financial statements of KCI and its consolidated subsidiaries included in the Registration Statement and the Prospectus; and the information appearing in the Prospectus under the caption “Prospectus Supplement Summary—Summary Unaudited Pro Forma Condensed Consolidated Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has corporate power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Company Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (or equivalent status) under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (or equivalent status) would not result in a Material Adverse Effect.

(vii) Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing (or equivalent status) under the laws of the jurisdiction of its organization, has power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing (or equivalent status) under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (or equivalent status) would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and are (except, solely in the case of subsidiaries that are Wisconsin corporations, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the “WBCL”), as judicially interpreted) non-assessable and are owned (except (i) for directors’ qualifying shares, (ii) for any shares of non-domestic subsidiaries that may be held by third parties pursuant to applicable requirements of foreign law and (iii) as otherwise described in the Prospectus) directly or indirectly by the Company, free and clear, (except for the pledge of the capital stock of certain subsidiaries to secure borrowings and obligations under the Existing Credit Agreement or the New Credit Agreement, as the case may be, as described in the Prospectus), of all liens, encumbrances, equities or claims, except for any such lack of a valid authorization or issuance that would not, individually or in the aggregate, have a Material Adverse Effect; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other rights to purchase, subscribe for or otherwise acquire any such shares.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director benefit plans referred to in the Prospectus or pursuant to the exercise of stock options referred to in the Prospectus or upon conversion of the Convertible Debentures); all of the shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and are (except as otherwise provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted) non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other rights to purchase, subscribe for or otherwise acquire any such shares.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and (except as otherwise provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted) non-assessable; the Common Stock, the Company’s authorized but unissued Class B Common Stock, par value $.20 per share (the “Class B Common Stock”), the Company’s authorized but unissued cumulative preferred stock, par value $1.00 per share, (the “Preferred Stock”), the Convertible Indenture, the Convertible Debentures and the Company’s charter and by-laws conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same; except as otherwise provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other rights to purchase, subscribe for or otherwise acquire any Securities.

(xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of it subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; the issue and sale of the Securities, the compliance by the Company with all of the provisions of the Company Documents, the consummation of the other transactions contemplated by the Company Documents on the terms contemplated by the Prospectus and the consummation by the Company of the transactions contemplated by the Prospectus (including, without limitation, the borrowing of monies under the New Credit Agreement in the amounts contemplated by the Prospectus, the application of such borrowings and the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Prospectus and the consummation of the KCI Acquisition on the terms contemplated by the Prospectus) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any Agreements or Instruments, (A) except for such breaches, violations or defaults that will not prevent the issuance or sale of the Securities, the borrowing of monies under the New Credit Agreement in the amounts contemplated by the Prospectus, the application of such borrowings and the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Prospectus or the consummation of the KCI Acquisition or any of the transactions contemplated by the Company Documents and that will not prevent compliance with the terms of any of the Company Documents and (B) except for such breaches, violations or defaults (other than in the case of the Existing Credit Agreement, the New Credit Agreement, the Convertible Indenture, the Convertible Debentures, the Commercial Paper Agreements, the Receivables Agreements, the KCI Indenture and the KCI Notes) which will not, individually or in the aggregate, have a Material Adverse Effect, nor did, do or will such actions result in any violation of the provisions of the Organizational Documents of the Company, KCI, KCLLC, KCFC or any Subject Subsidiary (as defined below) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries, KCI, KCLLC, KCFC, or any Subject Subsidiary or any of their properties (each, a “Governmental Agency”). As used herein, “Organizational Documents” means, (a) in the case of a corporation, its charter and by laws; (b) in the case of a limited or general partnership, (i) its partnership certificate, certificate of formation or similar organizational document and (ii) its partnership agreement; (c) in the case of a limited liability company, (i) its articles of organization, certificate of formation or similar organizational document and (ii) its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its trust agreement; and (e) in the case of any other entity, the organizational documents of such entity; and a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment (through acceleration or otherwise) of all or a portion of such indebtedness by the Company or KCI or any subsidiary of the Company or KCI. As used herein, “Subject Subsidiary” shall mean the entities listed on Schedule C hereto.

(xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xiv) Absence of Further Requirements. (A) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency, (B) no vote, consent, approval or other authorization of any stockholder of, or other holder of an equity interest in, the Company or any of its subsidiaries, and (C) to the knowledge of the Company, no vote, consent, approval or other authorization of any stockholder of, or other holder of an equity interest in, KCI or any of its subsidiaries, is required for the issue and sale of the Securities, the compliance by the Company with all of the provisions of the Company Documents and the consummation by the Company of any of the other transactions contemplated by the Company Documents (including, without limitation, the borrowing of monies under the New Credit Agreement in the amounts contemplated by the Prospectus, the application of such borrowings and the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Prospectus and the consummation of the KCI Acquisition on the terms contemplated by the Prospectus), except (i) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, (ii) such as have been obtained under the 1933 Act and the 1933 Act Regulations, (iii) the filing of the Prospectus pursuant to Rule 424(b) under the 1993 Act, (iv) such as have been already obtained under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), in connection with the KCI Acquisition, (v) approval for listing of the Securities on the New York Stock Exchange (the “NYSE”), (vi) in the case of (C) above, (x) such as have been obtained, and (y) such certificates and other closing documents which are required to be delivered by the stockholders of KCI at the closing of the KCI Acquisition pursuant to Section 5.4 of the KCI Acquisition Agreement.

(xv) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom and the borrowings under the New Credit Agreement as described in the Prospectus under “Use of Proceeds” and the consummation of the KCI Acquisition will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xvi) Environmental Laws. Except as described in the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, ground-water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company and its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xvii) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) except for rights arising under the Registration Rights Agreement dated November 10, 2003 among the Company, certain subsidiaries of the Company, Wachovia and Goldman, Sachs & Co., otherwise registered by the Company under the 1933 Act.

(xviii) Parties to Lock-Up Agreements. Schedule D hereto contains a true, complete and correct list of all directors and officers of the Company; and each person named in Schedule D hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit C hereto.

(xix) NASD Matters. The Company meets and, at the time that the Registration Statement was first filed met, the requirements for the use of Form S-3, as such requirements were in effect immediately prior to October 21, 1992.

(xx) WBCL Matters. The offering, issuance and sale of the Securities as contemplated by this Agreement and Prospectus and the consummation of the other transactions contemplated by this Agreement are not subject to or limited by any “control share” statutes or anti-takeover laws, rules or regulations under the WBCL, including, but not limited to, the provisions of the WBCL described in the Prospectus Supplement under the caption “Description of Capital Stock”; the voting and other rights of the Securities and the holders thereof are not and will not be subject to or limited by any such laws, rules or regulations, and the Securities purchased by investors from the Underwriters in the offering contemplated by this Agreement are not subject to Section 180.1150 of the WBCL.

(xxi) NYSE Matters. The Securities will be, prior to the Closing Time, approved for listing on the NYSE, subject to official notice of issuance.

(xxii) APW Debt Instruments. Except as set forth in the Prospectus, the Company is not obligated, directly or indirectly, as obligor, joint obligor, guarantor, surety or otherwise, on or with respect to, and has not provided any keepwell or other form of credit support in respect of, any debt, lease or other obligations or liabilities of APW Ltd. (“APW”) or any of APW’s subsidiaries or any of their respective successors, whether under any credit or loan agreement, contract, indenture, mortgage or other agreement or instrument, by operation of law or otherwise.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus (including those arising under the Existing Credit Agreement or the New Credit Agreement), or such as have not had and would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except to the extent that such interferences, individually or in the aggregate, would not have a Material Adverse Effect.

(xxiv) List of Subsidiaries. Exhibit 21 to the 2004 10-K contains a true, complete and correct list of each active subsidiary of the Company, other than KCI and its subsidiaries (which will become subsidiaries of the Company at the Closing Time), and accurately sets forth the state or country of organization of each such subsidiary except for (i) such subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a Significant Subsidiary (as used herein, the term “Significant Subsidiary” means any subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1.02 of Regulation S-X of the Commission), and (ii) such subsidiaries which have been acquired by the Company after the date of the 2004 10-K. Each of the

Subject Subsidiaries is a subsidiary of the Company and Schedule C accurately sets forth whether such Subject Subsidiary is a corporation, limited partnership or limited liability company, its jurisdiction of organization and, in the case of any Subject Subsidiary that is a limited partnership, its partners. The Subject Subsidiaries are the Company’s only Significant Subsidiaries (as defined above), other than Actuant European S.a.r.L., a French corporation and Enerpac GmbH, a German corporation and other than, if applicable, KCI and any subsidiaries of KCI.

(xxv) No Stabilization. Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xxvi) Accuracy of Descriptions. The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the Securities, the Class B Common Stock, the Preferred Stock, the Company’s charter or bylaws or the other instruments, agreements and other documents referred to therein or of certain provisions of Wisconsin law, and under “Material United States Federal Tax Consequences,” insofar as they purport to describe the provisions of the laws and legal matters referred to therein, are accurate in all material respects.

(xxvii) Absence of Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties is the subject which, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(xxviii) Adequate Insurance. The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxix) Possession of Licenses and Permits. The Company and each of its subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business (collectively, “Government Licenses”) except where the failure to hold a Government License would not result in a Material Adverse Effect.

(xxx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or have a license or other rights to use, or have no reason to believe they cannot acquire on reasonable terms, adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and know-how (collectively, the “Intellectual Property”) necessary to conduct the businesses now operated by them as described in the Prospectus, except where any failure to own, possess or have a license or other rights to use the Intellectual Property would not have a Material Adverse Effect.

(xxxi) New Credit Agreement. The New Credit Agreement has been duly authorized by the Company; at or prior to the Closing Time, the subsidiaries of the Company which are guarantors of borrowings under the New Credit Agreement will have duly authorized such guarantees and, as applicable, pledge agreements to which they are parties; and, at or prior to the Closing Time, the New Credit Agreement will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company and each such subsidiary, if any, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity, and all conditions precedent to the effectiveness of the New Credit Agreement, and all conditions precedent to the right of the Company to make borrowings under the New Credit Agreement, will have been satisfied or waived.

(xxxii) Sarbanes–Oxley Act Compliance. The Company and, to the best of its knowledge, its officers and directors in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith that are effective as of each date this representation is made or deemed to be made, except where the failure to so comply would not have had a Material Adverse Effect.

(xxxiii) KCI Acquisition Agreement. The KCI Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and KCI enforceable against the Company and KCI in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; all conditions precedent to the consummation of the KCI Acquisition and to the obligations of the parties under the KCI Acquisition Agreement which have not already been satisfied or waived will be satisfied or waived at or prior to the Closing Time; prior to or concurrently with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement:

(A)	the Company shall have paid in full in cash the purchase price (including amounts paid to the escrow agent) required pursuant to the KCI Acquisition Agreement in accordance with the terms and provisions of the KCI Acquisition Agreement, the Company shall have acquired, directly or through one or more wholly-owned subsidiaries, all of the outstanding capital stock of KCI, free and clear of all liens, encumbrances, claims or equities and the KCI Acquisition shall have been consummated on the terms described in the Prospectus;

(B)	all outstanding rights, warrants and options to purchase, and any securities convertible into or exercisable or exchangeable for, any capital stock of KCI or any of its subsidiaries, and any stock option plans, stock purchase plans or other similar employee benefit plans of KCI or any of its subsidiaries, shall have been terminated;

(C)	all borrowings and other amounts payable under the KCI Credit Agreement shall have been paid in full, the KCI Credit Agreement shall have been terminated and all pledges, mortgages or other liens on any capital stock or other property or assets securing borrowings and other obligations thereunder shall have been released;

(D)	the Company shall have received certificates evidencing all of the outstanding shares of capital stock of KCI, together with stock powers, duly endorsed in blank or in favor of the Company, in respect of all such shares duly executed by the KCI Stockholders;

(E)	the Company or KCI shall have repaid or otherwise discharged all indebtedness and, if applicable, other liabilities of KCI and its subsidiaries, and taken all other actions, that the pro forma financial statements included in the Prospectus indicate are to be repaid, satisfied or taken, as the case may be, in connection with the KCI Acquisition;

(F)	the Advisory Agreement, the Shareholders Agreement, the Escrow Agreement and the Management Agreement shall have been terminated (except for any rights to indemnification thereunder which may survive in accordance with the respective terms of such agreements); and

(G)	KCLLC and KCFC shall have given irrevocable notice to the holders of the KCI Notes that they are calling all of the KCI Notes for redemption on a specified date in January 2005, all in accordance with the terms of the KCI Notes and the KCI Indenture, and KCLLC and KCFC shall have irrevocably deposited with the trustee under the KCI Indenture funds sufficient to pay upon such redemption the redemption price of all of the outstanding KCI Notes, including interest thereon to such redemption date and premium, and, upon such redemption, the KCI Indenture shall be discharged and cease to be of further effect, all in accordance with Section 9.1(a) of the KCI Indenture.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 375,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of McDermott Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on December 28, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time” or “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wachovia, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. From the date hereof through the later of (A) 45 days after the Closing Date and (B) the date on which a prospectus is no longer required by the 1933 Act to be delivered in connection with sales of the Securities, the Company, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing, (i) when any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed with the Commission, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement and/or prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement and/or prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, to any preliminary prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus Supplement under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(j) Restriction on Sale of Securities. During the period commencing on the date of this Agreement through and including the date that is 90 days after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of Wachovia, directly or indirectly, (a) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise issue, transfer or dispose of, or file a registration statement with the Commission in respect of, any Common Stock or other Capital Stock (as hereinafter defined) or any securities convertible into, exercisable or exchangeable for, or that represent the right to receive, any Common Stock or other Capital Stock, or publicly announce an intention to effect any such transaction or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into, exercisable or exchangeable for, or that represent the right to receive, any Common Stock or other Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other Capital Stock or such other securities, in cash or otherwise; provided, however, that (A) the Company may issue and sell the Securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee or director stock option, employee stock purchase, deferred compensation or 401(k) plans described in the Prospectus, as such plans are in effect on the date of this Agreement, (C) the Company may issue Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement pursuant to employee or director stock option, employee stock purchase, deferred compensation or 401(k) plans described in the Prospectus, as such plans are in effect on the date of this Agreement, (D) the Company may issue Common Stock upon conversion of the Convertible Debentures outstanding on the date of this Agreement, (E) the Company may file with the Commission registration statements on Form S-8, including amendments thereto, in respect of the shares referred to in clauses (B) and (C) of this sentence, and (F) the Company may file with the Commission amendments to the registration statement filed in respect of the Convertible Debentures and the Class A Common Stock issuable upon conversion thereof. As used herein, the term “Capital Stock” means any Class B Common Stock, Preferred Stock or other capital stock of the Company.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement containing the public offering price and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) of the 1933 Act Regulations, copies of the Prospectus including such Prospectus Supplement.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and KCI, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with listing of the Securities on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time (or the applicable Date of Delivery, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representative of such timely filing or transmittal.

(b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of McDermott Will & Emery, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, to the effect set forth in Exhibit A hereto, and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Local Counsel for Company. At Closing Time, the Representative shall have received the opinions, dated as of Closing Time, of Quarles & Brady LLP, special Wisconsin counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, to the effect set forth in Exhibit B hereto, and to such further effect as counsel to the Underwriters may reasonably request.

(d) Reliance Letter of Indiana Counsel for Company. At Closing Time, the Representative shall have received a reliance letter of Locke Reynolds LLP, special Indiana counsel to the Company, to the effect that the Representative and the several Underwriters are entitled to rely on the opinion of Locke Reynolds LLP delivered in connection with the closing of the transactions contemplated by the New Credit Agreement, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed copies of such letter for each of the Underwriters.

(e) Opinion of Counsel for KCI. At Closing Time, the Representative shall have received a copy, for informational purposes only, of the opinion delivered by Sonnenshein Nath & Rosenthal LLP, counsel for KCI, to the Company pursuant to the KCI Acquisition Agreement, dated as of the date of the closing of the KCI Acquisition, which opinion shall be in the form attached to the KCI Acquisition Agreement and such opinion shall not contain any restriction on the ability of KCI to disclose such opinion or to provide, for informational purposes only, copies of such opinion to the Underwriters or counsel to the Underwriters.

(f) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, with respect to this Agreement, the Registration Statement, the Prospectus and such other matters as the Representative may request. In giving such opinion, such counsel may state that such opinion is limited to matters arising under or governed by the laws of the State of New York and the federal law of the United States. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and public officials.

(g) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chairman, Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct at and as of the date of such certificate with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter or letters, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter or letters for each of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and the financial statements and certain financial information of KCI contained in the Registration Statement, the Prospectus and the documents incorporated or deemed to be incorporated by reference therein.

(i) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter or letters, dated as of Closing Time and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter or letters for each of the Underwriters, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(j) Approval of Listing. At Closing Time and each Date of Delivery, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) Lock-up Agreements. On or prior to the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Schedule D hereto, and each such agreement shall be in full force and effect as of the Closing Time and each Date of Delivery, if any.

(l) Effectiveness of New Credit Agreement. At or prior to the Closing Time, (1) the New Credit Agreement and all ancillary instruments and agreements shall have been executed and delivered by the parties thereto, and the Representative shall have received true, correct and complete copies of the executed New Credit Agreement and all such ancillary instruments and agreements; and (2) all conditions precedent to the effectiveness of the New Credit Agreement, and all conditions precedent to the right of the Company to make borrowings under the New Credit Agreement in the amount contemplated by the Prospectus, shall have been satisfied or waived and the New Credit Agreement shall be effective.

(m) Consummation of KCI Acquisition. At or prior to the Closing Time, each condition to the closing contemplated by the KCI Acquisition Agreement shall have been satisfied or waived and there shall exist at and as of the Closing Time (after giving effect to the transactions contemplated by this Agreement) no condition that would constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under the KCI Acquisition Agreement. Prior to or concurrently with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement:

(i) the Company shall have paid in full in cash the purchase price (including amounts paid to the escrow agent) required pursuant to the KCI Acquisition Agreement in accordance with the terms and provisions of the KCI Acquisition Agreement,

(ii) all outstanding rights, warrants and options to purchase, and all securities convertible into or exercisable or exchangeable for, any capital stock of KCI or any of its subsidiaries, and any stock option plans, stock purchase plans or other similar employee benefit plans of KCI or any of its subsidiaries, shall have been terminated,

(iii) all borrowings and other amounts payable under the KCI Credit Agreement shall have been paid in full and the KCI Credit Agreement shall have been terminated,

(iv) the Representative shall have received copies of the certificates evidencing all of the outstanding shares of capital stock of KCI, together with copies of the stock powers, duly endorsed in blank or in favor of the Company, in respect of all such shares duly executed by the KCI Stockholders,

(v) the Company or KCI shall have repaid or otherwise discharged all indebtedness and, if applicable, other liabilities of KCI and its subsidiaries, and taken all other actions, that the pro forma financial statements included in the Prospectus indicate are to be repaid, satisfied or taken, as the case may be, in connection with the KCI Acquisition,

(vi) the Advisory Agreement, the Shareholders Agreement, the Escrow Agreement and the Management Agreement shall have been terminated in their entirety (except for any rights to indemnification thereunder which may survive in accordance with the respective terms of such agreements),

(vii) KCLLC and KCFC shall have given irrevocable notice to the holders of the KCI Notes that they are calling all of the KCI Notes for redemption on a specified date in January 2005, all in accordance with the terms of the KCI Notes and the KCI Indenture, and KCLLC and KCFC shall have irrevocably deposited with the trustee under the KCI Indenture funds sufficient to pay upon such redemption the redemption price of all of the outstanding KCI Notes, including interest thereon to such redemption date and premium, and

(ix) the Company shall have delivered to the Representative such other evidence, in form and substance satisfactory to the Representative, as the Representative may request to confirm that the purchase price payable pursuant to the KCI Acquisition Agreement (including amounts paid to the escrow agent) has been paid to the parties entitled thereto and that the other conditions specified in this paragraph shall have been satisfied and to confirm that the Company has acquired all of the outstanding shares of capital stock of KCI, free and clear of all liens, encumbrances, claims or equities, and the KCI Acquisition shall have been consummated on the terms described in the Prospectus.

(n) At the Closing Time, the Representative shall have received copies of all of the instruments, agreements and other documents delivered in connection with the closings under the KCI Acquisition Agreement and the New Credit Agreement.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chairman, Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for Company. The opinions of McDermott Will & Emery, counsel for the Company, of Quarles & Brady LLP, special Wisconsin counsel to the Company, each in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required pursuant to Sections 5(b) and 5(c) hereof, respectively.

(iii) Opinion of Counsel for Underwriters. The opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(f) hereof and covering such other matters as the Representative may request.

(iv) Bring-down Comfort Letter. A letter or letters from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter or letters, as the case may be, furnished to the Representative pursuant to Section 5(i) hereof, except that the “specified date” in the letter or letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render their legal opinion as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Wachovia, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time, and the Representative may terminate the obligations of the several Underwriters to purchase Option Securities on any Date of Delivery, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq Stock Market’s National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, attention of Michael Cummings and Barrett Kollme; and notices to the Company shall be directed to it at 6100 North Baker Road, Milwaukee, Wisconsin 53201, attention of Chief Financial Officer.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

ACTUANT CORPORATION

By:	/s/ Andrew Lampereur
Name:	Andrew Lampereur
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,

      as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Mark Waxman
Authorized Signatory

For itself and as Representative of the other several Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Wachovia Capital Markets, LLC	1,000,000
J.P. Morgan Securities Inc.	500,000
UBS Securities LLC	500,000
Robert W. Baird & Co. Incorporated	250,000
Bear, Stearns & Co. Inc.	250,000

Total	2,500,000

Sch A-1

SCHEDULE B

Actuant Corporation

2,500,000 Shares of Class A Common Stock

(Par Value $.20 Per Share)

1. The initial public offering price per share for the Securities shall be $49.50.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $47.025, being an amount equal to the initial public offering price set forth above less $2.475 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.

Sch B-1

SCHEDULE C

Subject Subsidiaries

The term “Subject Subsidiaries” means the following entities:

NAME OF SUBJECT SUBSIDIARY	STATE OF INCORPORATION	TYPE OF ENTITY
GB Tools and Supplies, Inc.	Wisconsin	Corporation
Engineered Solutions L.P.	Indiana	Limited Partnership

Sch C-1

SCHEDULE D

List of Persons Subject to Lock-up

Officers and Directors

Robert C. Arzbaecher

Andrew G. Lampereur

Mark E. Goldstein

Brian K. Kobylinski

Ronald P. Wieczorek

H. Richard Crowther

William K. Hall

Gustav H.P. Boel

Bruce S. Chelberg

William P. Sovey

Kathleen J. Hempel

William S. Blackmore

George Bowman

Thomas J. Fischer

Robert A. Peterson

Edmund W. Staple

Terry M. Braatz

Timothy J. Teske

Larry Yost

Sch D-1

EXHIBIT A

Form of Opinion of McDermott Will & Emery

December 28, 2004

Wachovia Capital Markets, LLC

As Representatives of the Several Underwriters

7 St. Paul Street

Baltimore, MD 21202

Re:	Actuant Corporation

2,500,000 Shares of Class A Common Stock, par value $0.20 per share

Ladies and Gentlemen:

We have acted as counsel to Actuant Corporation, a Wisconsin corporation (the “Company”), in connection with the purchase by the Underwriters of an aggregate of 2,500,000 shares (the “Securities”) of Class A common stock, par value $0.20 per share, of the Company from the Company pursuant to the Underwriting Agreement dated December 21, 2004 among the several Underwriters named in Schedule A thereto (the “Underwriters”) and the Company (the “Underwriting Agreement”). This opinion is being delivered to you in accordance with Section 5(b) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Underwriting Agreement. We are not counsel to, nor do we express any opinion with respect to, Key Components, Inc., a New York corporation (“KCI”), or any of its subsidiaries, except with respect to the matters covered by the third to last paragraph hereof.

We have examined the Registration Statement on Form S-3 (File No. 333-47493), as amended, filed by the Company under the 1933 Act as it became effective under the 1933 Act, including the exhibits thereto (collectively, together with the documents incorporated and deemed to be incorporated by reference therein, the “Registration Statement”) and the Company’s prospectus supplement dated December 21, 2004 and the related prospectus dated January 27, 1999, each in the form provided to the Underwriters for use in confirming sales of the Securities (collectively, together with the documents incorporated and deemed to be incorporated by reference therein, the “Prospectus”). We have also examined:

(i) an executed copy of the Underwriting Agreement;

(ii) an executed copy of the Stock Purchase Agreement dated as of November 18, 2004, as amended, by and among the Company, KCI, and the shareholders of KCI (the “KCI Acquisition Agreement);

Exhibit A-1

(iii) an executed copy of Amended and Restated Credit Agreement dated as of December •, 2004 by and among the Company and the Lenders named therein, with JPMorgan Chase Bank, N.A., as administrative agent, Wachovia Bank, National Association and U.S. Bank, National Association as syndication agents, the other agents party thereto and the lenders from time to time party thereto (the “New Credit Agreement”, and together with the Underwriting Agreement and the KCI Acquisition Agreement, the “Company Documents”);

(iv) the articles and bylaws of the Company at the time the resolutions referred to in clause (v) below were adopted and as presently in effect;

(v) certain resolutions adopted by the Board of Directors of the Company relating to the authorization, execution and delivery of the Company Documents and the authorization, issuance and sale of the Securities,

(vi) a certificate of the Michigan Department of Consumer Industry Services as to the good standing and authorization of the Company to transact business in the State of Michigan;

(vii) a certificate of the Georgia Secretary of State as to the authority of the Company to transact business in the State of Georgia;

(viii) a certificate of the California Secretary of State as to the authority of the Company to transact business in the State of California;

(ix) the Company’s Annual Report on Form 10-K, for the fiscal year ended August 31, 2004 (the “2004 10-K”) and the other documents filed by the Company with the Commission on or after August 31, 2004 that are incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus; and

(x) the closing documents delivered on the date hereof in connection with the transactions contemplated by the Company Documents.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and its subsidiaries and such agreements, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts relevant to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others, including those set forth in the Company Documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity, binding effect and enforceability thereof with respect to such parties (other than the Company).

Exhibit A-2

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular McDermott Will & Emery LLP attorneys who have represented the Company in connection with the transactions contemplated by the Company Documents. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search, or investigation of any public files or records or dockets) to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the laws of the United States of America and (iii) based solely on the certificates of public officials previously identified, the laws of California, Georgia and Michigan with respect to our opinion regarding the Company’s qualification to do business and good standing in such states. We have received a certificate from an officer of the Company to the effect that the states listed in clause (iii) of the preceding sentence are the only states in which the Company conducts material operations or owns or leases material properties.

Our opinions are also subject to the following assumptions and qualifications:

(a) the execution, delivery and performance by the Company of any of its obligations under the Company Documents does not and will not conflict with, contravene, violate or constitute a default under (A) any lease, indenture, instrument or other agreement to which the Company is subject (other than the indentures, instruments and agreements as to which we express our opinion in paragraph (iii) herein), (B) any rule, law or regulation to which the Company is subject (other than the laws, rules and regulations of the United States or the State of New York as to which we express our opinion in paragraphs (iii) and (iv) herein), or (C) any judicial or administrative order or decree of any government, governmental authority, agency or instrumentality or court applicable to the Company;

(b) no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body (other than consents, approvals, authorizations, orders, registrations or qualifications as to which we express our opinion in paragraph (iv) herein) is required to authorize or is required in connection with the execution, delivery or performance by the Company of any of its obligations under the Company Documents;

(c) we have assumed that the Company has the power and authority to enter into the Company Documents and to perform its obligations thereunder; the Company Documents have been duly authorized by the Company by all requisite action; and the Company Documents have been duly executed and delivered by the Company (except to the extent the execution and delivery thereof are governed by the laws of the State of New York); and

Exhibit A-3

(d) our opinions set forth in paragraph (viii) herein is based solely on a telephone conversation with the staff of the Commission.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the states of California, Georgia and Michigan.

(ii) The Underwriting Agreement has been duly executed and delivered by the Company (to the extent execution and delivery thereof are governed by the laws of the State of New York).

(iii) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Company Documents, and the consummation by the Company of the transactions contemplated by the Company Documents (including, without limitation, the borrowing of the new $250 million term loan under the New Credit Agreement and the consummation of the KCI Acquisition) (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, the New Credit Agreement, the Convertible Indenture, the Convertible Debentures, the Commercial Paper Agreements, the Receivables Agreements, the KCI Acquisition Agreement or any other agreement or instrument that is filed or incorporated by reference as an exhibit to the 2004 10-K and (B) do not and will not result in any violation of, to our knowledge, any statute of the United States or the State of New York applicable to the Company or any rule or regulation known to us of any agency of the United States federal government or the State of New York applicable to the Company. We have received a certificate signed by an officer of the Company to the effect that the instruments and agreements referred to in clause (A) above are the only agreements and instruments to which the Company or any of its subsidiaries is a party that are material to the Company and its subsidiaries, taken as a whole.

(iv) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body of the State of New York or the United States of America is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Company Documents, other than (A) under the 1933 Act and the 1933 Act Regulations, which have been obtained or made, (B) the listing of the Securities on the New York Stock Exchange, subject to official notice of issuance, (C) under the HSR Act in connection with the KCI Acquisition, which have been obtained, and (D) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion.

(v) The 2004 10-K and the other documents filed by the Company with the Commission pursuant to the 1934 Act on or after August 31, 2004 that are incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (in each

Exhibit A-4

case, other than the financial statements and related schedules and other financial data, as to which we express no opinion), when filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(vi) The Company is not and, after giving effect to the issuance and sale of the Securities, the application of the net proceeds thereof and of borrowings under the New Credit Agreement as described in the Prospectus under the caption “Use of Proceeds” and the consummation of the KCI Acquisition, will not be an “investment company” as defined in the 1940 Act.

(vii) The statements set forth in the Prospectus under the caption “Material United States Federal Tax Consequences,” insofar as they purport to describe provisions of law or legal conclusions referred to therein, are accurate in all material respects.

(viii) The Registration Statement has been declared effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to our knowledge, (A) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and (B) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(ix) The Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein and other than the financial statements and related schedules and other financial data included therein or omitted therefrom, as to which we express no opinion, as of its issue date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

In addition, we have participated in conferences with officers and other representatives of the Company and KCI, representatives of the Company’s and KCI’s independent accountants and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof (except to the extent specified in paragraph (vii) above), based on the foregoing, we advise you that no facts have come to our attention that lead us to believe that the Registration Statement, at the time the 2004 10-K was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or on the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no opinion, advice or belief as to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or excluded therefrom.

Our opinion with respect to the statements set forth in the Prospectus under the caption “Material United States Federal Tax Consequences,” in paragraph (viii) above is based on the

Exhibit A-5

provisions of the Internal Revenue Code of 1986, as amended, on the regulations promulgated thereunder and on published rulings and judicial decisions now in effect, all of which are subject to change on different interpretations.

The opinions herein are being furnished to you in connection with the closing of the offering of the Securities occurring on the date hereof and we undertake no responsibility to update or supplement such opinions to reflect any facts which may hereafter come to our attention or any changes in law which may occur. This opinion is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our express prior written consent.

Very truly yours,

Exhibit A-6

EXHIBIT B

Form of Opinion of Quarles & Brady LLP

December 28, 2004

Wachovia Capital Markets, LLC

As Representative of the Several Underwriters

7 Paul Street

Baltimore, MD 21202

Re:	Actuant Corporation

Class A Common Stock, par value $0.20 per share

Ladies and Gentlemen:

We have acted as special Wisconsin counsel to Actuant Corporation, a Wisconsin corporation (the “Company”), in connection with the Underwriting Agreement dated December 21, 2004 (the “Underwriting Agreement”) among the Company and you, as representative of the several underwriters named in Schedule A thereto (“the Underwriters”), and the purchase by the Underwriters, severally, pursuant thereto of 2,500,000 shares of Class A Common Stock (“Common Stock”), par value $0.20 per share, (the “Securities”). This opinion is being delivered to you in accordance with Section 5(c) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Underwriting Agreement.

In rendering this opinion, we have examined copies of the Company’s registration statement on Form S-3 (Registration No. 333-47493) and the amendments thereto filed to register the public offering and sale of the Common Stock and such other securities as may be offered from time to time in accordance with Rule 415 promulgated by the Securities and Exchange Commission (the “Commission”) under the 1933 Act and 1933 Act Regulations, which registration statement was originally filed by the Company with the Commission on March 6, 1998. Such registration statement, as amended, in the form in which it was declared effective by the Commission under the 1933 Act, including the form of prospectus contained therein, the financial statements, exhibits and schedules thereto and the documents incorporated or deemed to be incorporated by reference therein, is called the “Registration Statement.” We have also examined copies of the Company’s prospectus supplement dated December 21, 2004 relating to the Common Stock and the related prospectus dated January 27, 1999 and the documents incorporated or deemed to be incorporated by reference in such prospectus supplement or prospectus (collectively, the “Prospectus”) and the Underwriting Agreement.

We have also examined and relied as to factual matters upon certain certificates, questionnaires, and other documents prepared and executed by officers of the Company and of GB

Exhibit B-1

Tools and Supplies, Inc., a Wisconsin corporation (“GB Tools”), and Columbus Manufacturing, LLC, a Wisconsin limited liability company (“Columbus”), each a subsidiary of the Company, and upon originals or copies, certified or otherwise, identified to our satisfaction, of such records, documents, certificates, and other instruments, including, but not limited to, the articles of incorporation and bylaws of each of the Company and GB Tools, the Operating Agreement and Articles of Organization of Columbus, and certain minutes of the proceedings of the boards of directors and committees and shareholders and members of the Company, GB Tools and Columbus, and have made such other investigations and reviewed such other documents, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We believe that we are justified in relying upon such certificates, questionnaires and other documents. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we relied as to certain factual matters upon certificates of the Company given by certain of its officers and on certificates of public officials. We believe we are justified in relying upon such certificates.

The opinions set forth herein are based upon the laws of the State of Wisconsin and no opinion is expressed as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has been duly incorporated, is validly existing, and is in active status under the laws of the State of Wisconsin, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Company Documents. As of January 1, 1991, the State of Wisconsin no longer recognizes the concept of “good standing” for corporations. We have received a certificate of status from the Wisconsin Department of Financial Institutions for the Company which is conclusive evidence of its existence.

2. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for issuances, if any, subsequent to the date as of which such “Actual” information is provided in the Prospectus pursuant to the Underwriting Agreement, pursuant to employee or director stock plans referred to in the Prospectus or pursuant to the exercise of stock options referred to in the Prospectus or upon conversion of the Convertible Debentures), and the shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and (except as otherwise provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted) non-assessable. None of the outstanding shares of Common Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other rights to purchase, subscribe for or otherwise acquire any such shares arising under the WBCL or the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound.

3. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to

Exhibit B-2

the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and (except as otherwise provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted) non-assessable, and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other rights to purchase, subscribe for or otherwise acquire any such shares arising under the WBCL or the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound.

4. Each of GB Tools and Supplies, Inc., a Wisconsin corporation (“GB Tools”), and Columbus Manufacturing, LLC, a Wisconsin limited liability company (“Columbus”), is validly existing as a corporation or limited liability company, as the case may be, and is in active status under the laws of the State of Wisconsin, and has the corporate or limited liability power and authority, as the case may be, to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued shares of capital stock of GB Tools has been duly and validly authorized and issued and are fully paid and (except as otherwise provided in Section 180.0622(2)(b) of the WBCL, as judicially interpreted) non-assessable, and all of the issued limited liability company interests of Columbus have been duly and validly authorized and issued and are fully paid, and all such shares of capital stock and limited liability company interests are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and none of the outstanding shares of GB Tools and none of the outstanding limited liability company interests of Columbus was issued in violation of any preemptive rights, rights of first refusal or other rights to purchase, subscribe for or otherwise acquire any such shares or interests arising under the law of Wisconsin, the Articles of Incorporation or Bylaws of the GB Tools, the Operating Agreement or Articles of Organization of Columbus or, to our knowledge, under any agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound.

5. To the best of our knowledge, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus (including, without limitation, the documents incorporated and deemed to be incorporated by reference therein) and which are not so described.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The issue and sale of the Securities, the compliance by the Company with all the provisions of the Company Documents, the consummation by the Company of the transactions contemplated by the Company Documents and the consummation by the Company of the transactions contemplated by the Prospectus (including, without limitation, the borrowing of monies under the New Credit Agreement in the amounts contemplated by the Prospectus, the application of such borrowings and the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds” and the consummation of the KCI Acquisition on the terms contemplated by the Prospectus), do not and will not conflict with or result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, GB Tools or Columbus or any of their respective properties under Wisconsin law.

Exhibit B-3

8. No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body of the State of Wisconsin, and no vote, consent, approval or other authorization of any stockholder of the Company, is required under Wisconsin law or the Articles of Incorporation or Bylaws of the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Company Documents (including, without limitation, the borrowing of monies under the New Credit Agreement in the amounts contemplated by the Prospectus, the application of such borrowings and the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds,” and the consummation of the KCI Acquisition, other than such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion.

9. The information set forth in the Prospectus under the captions “Risk Factors—Risks Related to the Common Stock—Some provisions of our charter and bylaws and of Wisconsin law may prevent a change in control or adversely affect our shareholders,” “Risk Factors—Risks Related to the Common Stock—Any issuance of preferred stock or Class B common stock could adversely affect the holders of our common stock,” and “Description of Capital Stock”; the information in the Company’s Annual Report on Form 10-K for its fiscal year ended August 31, 2004 under the heading “Legal Proceedings”; and the information in the Registration Statement under Item 15, in each case to the extent that such information purports to constitute summaries of the Common Stock, the Class B Common Stock, the Preferred Stock, the Company’s Articles of Incorporation or Bylaws or certain provisions of Wisconsin law, or summaries of legal matters or proceedings, is accurate, complete and fair.

10. The offering, issuance and sale of the Securities as contemplated by the Underwriting Agreement and the Prospectus and the consummation of the other transactions contemplated by the Underwriting Agreement: (a) are not a “business combination” within the meaning of Section 180.1130 (3) of the WBCL or a “take-over offer” within the meaning of Section 180.1130 (13) of the WBCL, and therefore are not subject to Sections 180.1130 through 180.1134 of the WBCL; (b) are not a “business combination” within the meaning of Section 180.1140 of the WBCL, and therefore are not subject to Sections 180.1140 through 180.1144 of the WBCL; and (c) although the Company and its capital stock are subject to Section 180.1150 of the WBCL, the Securities purchased by the Underwriters pursuant to the Underwriting Agreement are, and the Securities purchased by investors from the Underwriters in connection with the offering contemplated by the Underwriting Agreement should be, excluded from the application of Section 180.1150 by Section 180.1150(3)(f) of the WBCL; except that, as disclosed in the Prospectus, Section 180.1150 limits the voting rights of any holder of Common Stock that holds more than 20% of the outstanding shares of Common Stock. Our opinion expressed in this paragraph is based upon and limited to the language of the above statutes only as those statutes have been judicially interpreted in any reported decision.

Exhibit B-4

11. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the WBCL and with any applicable requirements of the Articles of Incorporation or Bylaws of the Company.

12. The KCI Acquisition Agreement has been duly authorized, executed and delivered by the Company.

13. The New Credit Agreement has been duly authorized, executed and delivered by each of the Company, GB Tools and Columbus.

14. The Registration Statement (other than the documents incorporated therein by reference and the financial statements and related schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), as of its effective date, complied as to form in all material respects of the 1993 Act and the 1933 Act Regulations.

Whenever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge (whether so indicated by the phrase “to our knowledge,” the phrase “known to us” or otherwise), our opinion is, with your permission, based solely on the current conscious awareness of facts or other information of the attorneys currently with our firm who have represented the Company, GB Tools or Columbus in connection with the transactions contemplated by the Transaction Documents and of any other attorneys currently in our firm who have given substantive attention to matters relating to any of such parties.

This opinion deals only with the specific legal issues that it explicitly addresses and no opinions shall be implied as to matters not so addressed.

This opinion is given as of the date hereof, it is intended to apply only to those facts and circumstances which exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date of this opinion which would alter the opinions rendered herein.

This opinion letter is intended solely for your benefit and it may not be relied upon, referred to or otherwise used by any other person or entity without our express written consent. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the transactions contemplated by the Transaction Documents, and may not be used or relied upon by you or any other person or entity for any other purpose whatsoever without in each instance our prior written consent.

Members of this firm providing services to the Company own Common Stock.

Very truly yours,

QUARLES & BRADY LLP

Exhibit B-5

EXHIBIT C

Actuant Corporation

[Form of Lock-Up Agreement]

, 2004

Wachovia Capital Markets, LLC

As the Representative of the Several Underwriters

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0604

Re:	Proposed Offering by Actuant Corporation

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Actuant Corporation, a Wisconsin corporation (the “Company”), and Wachovia Capital Markets, LLC (“Wachovia”), as a representative or one of the representatives of the underwriters (the “Underwriters”) to be named therein, providing for the offering (the “Offering”) of shares of Class A Common Stock, par value $0.20 per share, of the Company (the “Common Stock”).

In recognition of the benefit that such an Offering will confer upon the undersigned, to induce Wachovia and the other Underwriters to participate in the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees with Wachovia that, during the period commencing on the date hereof and ending on and including the date that is 90 days after the date of the final prospectus supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, and will cause any trust, partnership or any other entity in respect of which the undersigned exercises sole investment authority not to, directly or indirectly, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive any, Common Stock or publicly announce an intention to effect any such transaction or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case without the prior written consent of Wachovia; provided, however, that this agreement shall not apply to

Exhibit C-1

securities of the Company acquired by the undersigned subsequent to the date of the Underwriting Agreement pursuant to open-market transactions; and provided, further, that the undersigned, as an officer or director of the Company, (i) may cause the Company to issue and sell Common Stock to the Underwriters pursuant to the Underwriting Agreement and to issue Common Stock upon conversion of the Company’s 2% Convertible Senior Subordinated Debentures due 2023 outstanding on the date hereof, (ii) may cause the Company to issue and sell Common Stock and options to purchase Common Stock pursuant to any employee or director stock option, employee stock purchase, deferred compensation or 401(k) plan of the Company, as such plans are in effect on the date hereof, and (iii) may cause the Company to issue shares of Common Stock upon the exercise of stock options outstanding on the date hereof or issued after the date hereof pursuant to any employee or director stock option, employee stock purchase, deferred compensation or 401(k) plan of the Company, as such plans are in effect on the date hereof. In addition, the undersigned agrees that, without the prior written consent of Wachovia, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock of which the undersigned, or any trust, partnership or other entity in respect of which the undersigned exercises sole investment authority, is the record or beneficial owner, except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, (1) the undersigned may transfer the undersigned’s shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (b) to any trust, partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or an authorized signatory of the partnership or the general partner of the partnership or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; and (2) the undersigned may also sell a total of not more than 10,000 shares of Common Stock; provided, however, that, anything in this agreement to the contrary notwithstanding, the undersigned shall not be entitled to sell any shares of Common Stock pursuant to this clause (2) to the extent that the sum of (x) the number of shares of Common Stock that the undersigned is proposing to sell pursuant to this clause (2) plus (y) the total number of shares of Common Stock previously sold by the undersigned pursuant to this clause (2) plus (z) the total number of shares of Common Stock sold pursuant to the corresponding clause of the similar agreements entered into by other officers and directors of the Company pursuant to the Underwriting Agreement would exceed 100,000 shares of Common Stock. The obligations of the undersigned hereunder shall survive the undersigned’s death or incapacity and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned acknowledges that whether the Offering occurs depends on a number of factors, including market conditions, and that the Offering will only be made if the Company, Wachovia and the other Underwriters agree upon the terms of, and enter into, the Underwriting

Exhibit C-2

Agreement. If, for any reason, the Underwriting Agreement is not executed on or prior to January 15, 2005 or if the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall terminate.

[To be included in the agreements for Messrs. H. Richard Crowther and Bruce S. Chelberg— If the undersigned ceases to be a director of the Company prior to the expiration of the Lock-Up Period, this agreement shall terminate and cease to be of further effect upon such time that the undersigned ceases to be a director of the Company.]

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Print Name:

Exhibit C-3